EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Company Contacts: Michael W. Katz President and Chief Executive Officer Perfumania Holdings, Inc. 631-866-4156	Frederick E. Purches Chairman and Chief Executive Officer Parlux Fragrances, Inc. 954-316-9008

PERFUMANIA HOLDINGS, INC. AND PARLUX FRAGRANCES, INC. ANNOUNCE PROPOSED MERGER

BELLPORT, NY and FORT LAUDERDALE, FL, December 23, 2011 – Perfumania Holdings, Inc. (NASDAQ:PERF) and Parlux Fragrances, Inc. (NASDAQ:PARL) announced today that they have signed a definitive merger agreement under which Perfumania would acquire all of the outstanding shares of Parlux in a transaction valued at approximately $170 million, based on Perfumania’s closing stock price of $19.55 per share on December 22, 2011. Based on that Perfumania stock price and depending on the stockholder elections described below, the merger agreement values a share of Parlux stock at between $7.91 and $8.55, assuming no adjustments under the merger agreement other than such elections.  Parlux’s closing market price on December 22, 2011 was $3.40 per share, and there were 20,769,362 shares of Parlux common stock outstanding on that date.  Parlux stockholders will be entitled to elect between mixed stock and cash consideration and principally stock consideration under the merger agreement.  The actual value of the per-share merger consideration payable to a stockholder will vary based upon the market price of Perfumania’s stock when the merger closes, as well as the stockholders’ elections and adjustments provided for in the merger agreement.

Perfumania is a national, vertically integrated wholesale distributor and specialty retailer of designer perfumes and fragrances.  Parlux is a manufacturer and international distributor of prestige fragrances and beauty related products and is one of Perfumania’s largest trading partners.  This strategic transaction, which is expected to create a more efficient and competitive company that would provide greater value to stockholders and better service to the parties’ customers, has been unanimously approved by the independent committees of the Boards of Directors of both companies.  It is subject to customary closing conditions, including Hart-Scott-Rodino clearance and approval of the stockholders of both companies, but is not subject to any financing condition.  The merger is expected to close in the first half of 2012.

Mike Katz, Perfumania’s President and Chief Executive Officer, said, “The combination of Perfumania and Parlux is a major step toward building a more significant and financially stronger designer fragrance and beauty products company.  Parlux brings a wealth of products and expertise as a licensee, manufacturer and international distributor.”

Fred Purches, Parlux’s Chairman and Chief Executive Officer, said, “The Parlux management team and Board of Directors are focused on maximizing value for stockholders. This combination achieves that objective by providing our shareholders with a significant premium over the current trading price for their shares as well as the ability to participate in the anticipated growth of a significantly stronger, combined company that is well positioned to deliver long-term value to stockholders and a broader range of product to its valued customers.”

The definitive agreement was reached after extensive negotiations between special committees of independent Board members of both companies, which retained independent financial advisors. Under the merger agreement, Parlux stockholders may elect to receive, for each share of Parlux common stock that they own, either (i) $4.00 in cash plus 0.20 shares of Perfumania common stock or (ii) .53333 shares of Perfumania common stock, both of which are subject to certain adjustments in the merger agreement. The maximum amount of cash that will be paid as merger consideration is $61,895,288, and the maximum number of Perfumania shares issuable in the merger is 5,919,052, which amounts are subject to adjustments in certain circumstances as provided in the merger agreement. If Parlux stockholders elect, in the aggregate, to receive more Perfumania shares than the maximum, those who elected to receive all shares will receive a proportionate amount of the maximum available Perfumania shares plus cash for the shares elected but not received.

Financing for the cash portion of the merger consideration and transaction-related expenses is expected to be provided by a combination of additional borrowing of up to $43 million under Perfumania’s senior secured credit facility and, on a subordinated basis, of $30 million from family trusts of the Nussdorf family.

Under the terms of the merger agreement, Parlux may solicit acquisition proposals from third parties for 30 days from the date of the merger agreement and may at any time respond to unsolicited proposals that the Parlux Board of Directors determines are reasonably likely to result in a superior proposal. The merger agreement provides Perfumania a customary right to match any superior proposal.

Following the merger, the Nussdorf family, members of which are the beneficial owners of approximately 82% of Perfumania’s outstanding shares and 11% of Parlux’s outstanding shares, are expected to continue to own a majority of Perfumania’s outstanding shares.

Wells Fargo Securities acted as financial advisor to Perfumania’s management, while Financo Securities, LLC acted as financial advisor to the special committee of Perfumania’s Board of Directors.  Edwards Wildman Palmer LLP and Carlton Fields are legal counsel to Perfumania and its special committee, respectively.  Financial advisor to the special committee of Parlux’s Board of Directors was Peter J. Solomon Company, and American Appraisal Associates, Inc. rendered a fairness opinion to the special committee. Squire Sanders & Dempsey (US) LLP is legal counsel to Parlux’s special committee.

Caution Regarding Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Management of Perfumania and Parlux may also make forward-looking statements about the merger and its consequences in other written and oral announcements and disclosures, which are subject to the same considerations as described in this paragraph.  Forward-looking statements are typically identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “should,” “intend,” and other similar expressions.  Forward-looking statements in this press release and in management’s other disclosures include, but may not be limited to, statements regarding the anticipated timing of the transaction, the sources and availability of financing for the transaction, the successful closing of the transaction and integration of Parlux, opportunities for operational improvement, including but not limited to cost reduction and capital investment, the strategic opportunity and perceived value to Perfumania’s and Parlux’s shareholders of the transaction, and the impact on Perfumania’s results of operations, including without limitation the existence and timing of synergies arising from the transaction. With respect to these statements, Perfumania and Parlux have made assumptions about, among other things, whether and when the proposed transaction will be approved, whether and when the proposed transaction will close, the continued availability of financing for Perfumania’s and Parlux’s business operations on satisfactory terms, the results and impacts of the acquisition; preliminary purchase price allocations which may include material adjustments to the preliminary fair values of the acquired assets and liabilities; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; competitive conditions in our businesses and possible adverse actions of our respective customers, competitors and suppliers. Such statements include and will include estimates, predictions, projections, forecasts, and assumptions that involve risks, uncertainties and other important factors that may cause our actual results or condition, or those of our industry, to be materially different from any future results or condition described in or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements are our ability to meet the conditions to the merger, our ability to service our obligations, general economic conditions, competition, potential technology changes, changes in or the lack of anticipated changes in the regulatory environment in various countries, the ability to secure profitable licensing relationships, the ability to raise additional capital to finance expansion, the risks inherent in new product and service introductions and other factors described in the Risk Factors and other sections of Perfumania’s and Parlux’s filings with the Securities and Exchange Commission (the “SEC”). The information contained herein speaks as of the date hereof and neither Perfumania nor Parlux have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Important Information and Where to Find It

Perfumania and Parlux will file documents with the SEC in connection with the proposed transaction, including Perfumania’s registration statement on Form S-4 containing a joint proxy statement of Perfumania and Parlux that will also constitute Perfumania’s prospectus. This press release is not a substitute for the joint proxy statement/prospectus or any other document that Perfumania or Parlux may file with the SEC or may send to their stockholders in connection with the proposed merger. This press release is neither a request nor an offer for shares of Parlux common stock.Perfumania and Parlux stockholders are urged to read the registration statement on Form S-4 and the related joint proxy statement/prospectus when they become available, as well as other documents filed with the SEC, because they will contain important information about the proposed merger. The final joint proxy statement/prospectus will be mailed to Perfumania and Parlux stockholders. Stockholders may also obtain free copies of these documents (when they are available) and other documents Perfumania and Parlux file with the SEC at the SEC’s web site at www.sec.gov, or by contacting Andrea Petruzzo at Perfumania, at (631) 866-4041 or the Corporate Secretary of Parlux, at (954) 316-9008.

Participants in the Merger Solicitation

Perfumania and Parlux, and their respective directors, executive officers and other members of management and employees, may be deemed to be participants in the solicitation of proxies with respect to the proposed merger. Information concerning Perfumania’s executive officers and directors is set forth in its most recent Form 10-K/A filed with the SEC on May 31, 2011. Information concerning Parlux’s executive officers and directors is set forth in its annual report on Form 10-K for the year ended March 31, 2011, which was filed with the SEC on May 26, 2011, and in its current report on Form 8-K filed on August 3, 2011. Additional information regarding the interests of participants of Perfumania and Parlux in the solicitation of proxies with respect to the transaction will be included in the registration statement on Form S-4 and joint proxy statement/prospectus described above when it becomes available. You will also be able to obtain free copies of these documents from Perfumania and Parlux using the contact information above.

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